Exhibit 99

Acadia Healthcare Reports Third Quarter Financial Results

Produces U.S. Same Facility Revenue Growth of 6.3%

Revises 2017 Financial Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--October 24, 2017--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter and nine months ended September 30, 2017. Revenue for the quarter was $716.7 million, a 2.4% decrease from $734.7 million for the third quarter of 2016. Net income attributable to Acadia stockholders was $45.6 million, or $0.52 per diluted share, for the third quarter of 2017 compared with a net loss attributable to Acadia stockholders of $117.8 million, or $1.36 per diluted share, for the third quarter of 2016. Adjusted income from continuing operations attributable to Acadia stockholders per diluted share (“adjusted EPS”) was $0.58 for the third quarter of 2017 compared with $0.58 for the third quarter of 2016, excluding the impact of transaction-related expenses of $5.7 million and $1.1 million for the third quarter of 2017 and 2016, as well as debt extinguishment costs of $3.4 million and loss on divestiture of $174.7 million for the third quarter of 2016. A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

The results for the third quarter were impacted by the divestiture of 22 facilities in the U.K. that occurred on November 30, 2016. On a pro forma basis, adjusting results for the U.K. divestitures, the decrease in the exchange rate and discontinued operations, Acadia’s revenue for the third quarter of 2017 increased 4.8% to $716.7 million compared with $684.2 million for the third quarter of 2016. Pro forma revenue adjustments for the third quarter of 2016 included a negative impact from the U.K. divestitures of $45.4 million, $4.1 million for the discontinued operations, and $1.0 million from the decline in the exchange rate. Acadia’s pro forma adjusted EPS for the third quarter of 2017 increased 18.4% to $0.58, compared with $0.49 for the third quarter of 2016. Pro forma adjusted EPS for the third quarter of 2016 included the negative impact from the U.K. divestitures of $0.09.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “For the third quarter of 2017, we continued to be pleased with the performance of our U.S. operations, although we experienced a negative impact from Hurricanes Irma and Maria in Florida, Georgia, and Puerto Rico, which reduced the quarter’s earnings by approximately $0.02 per diluted share. The hurricanes had unfavorable impacts of 60 basis points on same facility revenue and 30 basis points on same facility patient days. Despite this impact, same facility revenue for the U.S. increased 6.3%, with a 4.2% increase in patient days and 2.0% increase in revenue per patient day. U.S. same facility EBITDA margin increased 50 basis points to 26.8% for third quarter of 2017.

“The third quarter financial results for our operations in the United Kingdom reflected a lower census and higher operating costs than anticipated. After experiencing expected seasonal softness in census for the month of August, the typical rebound in census in the month of September was significantly weaker than anticipated. In addition, due to further tightening in the labor market primarily for nurses and other clinical staff, we incurred higher agency labor expense than planned. Same facility revenue increased 3.8% for the quarter, with a 2.5% increase in patient days and a 1.2% increase in revenue per patient day. U.K. same facility EBITDA margin was 21.4% for the quarter compared with 22.6% for the third quarter last year. Total facility EBITDA margin in the U.K. declined 170 basis points to 19.3% for the third quarter of 2017.

“On a consolidated basis, total same facility revenue increased 5.5% for the third quarter, with a 3.5% increase in patient days and a 1.9% increase in revenue per patient day. Total same facility EBITDA margin was 24.9% for the third quarter of 2017 compared with 25.0% for the third quarter of 2016. Our same facility revenue growth resulted, in part, from the addition of more than 600 new beds to existing facilities in the 12 months ended September 30, 2017. During the third quarter, 179 new beds were added to existing facilities. We continue to expect to add approximately 800 new beds to existing facilities and de novo facilities in 2017.”

Acadia’s consolidated adjusted EBITDA for the third quarter of 2017 was $152.3 million, or 21.2% of revenue, compared with $155.8 million, or 21.2% of revenue, for the third quarter of 2016.

Acadia today adjusted its financial guidance for 2017, consistent with the Company’s performance for the first nine months of 2017 and its expectations for the fourth quarter of the year, as follows:

  Revenue for 2017 in a range of $2.82 billion to $2.83 billion;
  Adjusted EBITDA for 2017 in a range of $600 million to $605 million;
  Adjusted earnings per diluted share for 2017 in a range $2.23 to $2.25; and
  An exchange rate of $1.28 per British Pound Sterling and a tax rate of approximately 25%.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses. EBITDA is defined as net income adjusted for net income (loss) attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, loss on divestiture, gain on foreign currency derivatives and transaction-related expenses. Adjusted income is defined as net income adjusted for provision for income taxes, debt extinguishment costs, loss on divestiture, gain on foreign currency derivatives, transaction-related expenses and income tax provision reflecting tax effect of adjustments attributable to Acadia.

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on Wednesday, October 25, 2017. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 7, 2017.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally following the referendum in the U.K. on June 23, 2016, in which voters approved an exit from the European Union, or Brexit; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD) following the Brexit vote; (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including Priory facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents and governmental investigations, which could adversely affect the price of our common stock and result in incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At September 30, 2017, Acadia operated a network of 579 behavioral healthcare facilities with approximately 17,400 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$728,712	$744,802	$2,143,696	$2,139,039
Provision for doubtful accounts	(11,998)	(10,137)	(31,892)	(31,013)
Revenue	716,714	734,665	2,111,804	2,108,026

Salaries, wages and benefits (including equity-based compensation expense of $4,175, $7,145, $19,007 and $20,989, respectively)	385,562	408,242	1,145,578	1,157,557
Professional fees	53,042	47,687	142,772	137,970
Supplies	28,652	30,555	85,000	88,449
Rents and leases	19,049	19,740	57,455	55,013
Other operating expenses	82,328	79,748	249,161	230,950
Depreciation and amortization	36,442	36,418	105,256	101,145
Interest expense, net	44,515	48,843	130,777	135,315
Debt extinguishment costs	-	3,411	810	3,411
Loss on divestiture	-	174,739	-	174,739
Gain on foreign currency derivatives	-	(15)	-	(523)
Transaction-related expenses	5,665	1,111	18,836	33,483
Total expenses	655,255	850,479	1,935,645	2,117,509
Income (loss) before income taxes	61,459	(115,814)	176,159	(9,483)
Provision for income taxes	15,970	2,396	46,259	27,767
Net income (loss)	45,489	(118,210)	129,900	(37,250)
Net loss attributable to noncontrolling interests	129	402	306	1,575
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$45,618	$(117,808)	$130,206	$(35,675)

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.52	$(1.36)	$1.50	$(0.42)
Diluted	$0.52	$(1.36)	$1.50	$(0.42)

Weighted-average shares outstanding:
Basic	87,017	86,618	86,912	85,376
Diluted	87,172	86,618	87,038	85,376

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2017	December 31, 2016
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$75,661	$57,063
Accounts receivable, net of allowance for doubtful accounts of $41,786 and $38,916, respectively	295,756	263,327
Other current assets	92,407	107,537
Total current assets	463,824	427,927
Property and equipment, net	2,966,215	2,703,695
Goodwill	2,730,362	2,681,188
Intangible assets, net	86,951	83,310
Deferred tax assets - noncurrent	3,689	3,780
Derivative instruments	26,176	73,509
Other assets	65,369	51,317
Total assets	$6,342,586	$6,024,726

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$34,805	$34,805
Accounts payable	95,105	80,034
Accrued salaries and benefits	99,893	105,068
Other accrued liabilities	111,403	122,958
Total current liabilities	341,206	342,865
Long-term debt	3,234,146	3,253,004
Deferred tax liabilities - noncurrent	81,672	78,520
Other liabilities	179,329	164,859
Total liabilities	3,836,353	3,839,248
Redeemable noncontrolling interests	18,648	17,754
Equity:
Common stock	870	867
Additional paid-in capital	2,512,951	2,496,288
Accumulated other comprehensive loss	(385,180)	(549,570)
Retained earnings	358,944	220,139
Total equity	2,487,585	2,167,724
Total liabilities and equity	$6,342,586	$6,024,726

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(In thousands)
Operating activities:
Net income (loss)	$129,900	$(37,250)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	105,256	101,145
Amortization of debt issuance costs	7,340	7,714
Equity-based compensation expense	19,007	20,989
Deferred income tax expense	29,416	25,857
Debt extinguishment costs	810	3,411
Loss on divestiture	-	174,739
Gain on foreign currency derivatives	-	(523)
Other	10,672	731
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(28,681)	(12,579)
Other current assets	26,099	(12,973)
Other assets	(566)	(1,134)
Accounts payable and other accrued liabilities	(26,381)	2,067
Accrued salaries and benefits	(7,937)	(10,759)
Other liabilities	7,677	3,746
Net cash provided by continuing operating activities	272,612	265,181
Net cash used in discontinued operating activities	(1,261)	(5,524)
Net cash provided by operating activities	271,351	259,657

Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(683,285)
Cash paid for capital expenditures	(193,817)	(249,961)
Cash paid for real estate acquisitions	(33,297)	(37,947)
Settlement of foreign currency derivatives	-	523
Other	(6,062)	(1,135)
Net cash used in investing activities	(233,176)	(971,805)

Financing activities:
Borrowings on long-term debt	-	1,480,000
Borrowings on revolving credit facility	-	179,000
Principal payments on revolving credit facility	-	(166,000)
Principal payments on long-term debt	(25,913)	(46,069)
Repayment of assumed debt	-	(1,348,389)
Payment of debt issuance costs	-	(35,748)
Issuance of common stock, net	-	685,097
Common stock withheld for minimum statutory taxes, net	(3,278)	(7,917)
Other	1,649	(1,821)
Net cash (used in) provided by financing activities	(27,542)	738,153

Effect of exchange rate changes on cash	7,965	(9,469)

Net increase in cash and cash equivalents	18,598	16,536
Cash and cash equivalents at beginning of the period	57,063	11,215
Cash and cash equivalents at end of the period	$75,661	$27,751
	$-
Effect of acquisitions:
Assets acquired, excluding cash	$-	$2,505,407
Liabilities assumed	-	(1,605,240)
Issuance of common stock in connection with acquisition	-	(216,882)
Cash paid for acquisitions, net of cash acquired	$-	$683,285

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Same Facility Results (a,d)
Revenue	$687,275	$651,737	5.5%	$1,908,696	$1,807,202	5.6%
Patient Days	1,120,243	1,082,542	3.5%	3,069,574	2,949,223	4.1%
Admissions	40,332	38,465	4.9%	117,317	110,141	6.5%
Average Length of Stay (b)	27.8	28.1	-1.3%	26.2	26.8	-2.3%
Revenue per Patient Day	$614	$602	1.9%	$622	$613	1.5%
EBITDA margin	24.9%	25.0%	-10 bps	25.6%	25.9%	-30 bps

U.S. Same Facility Results (a)
Revenue	$450,922	$424,050	6.3%	$1,322,503	$1,241,252	6.5%
Patient Days	621,316	595,989	4.2%	1,821,321	1,729,141	5.3%
Admissions	37,990	36,177	5.0%	111,743	104,857	6.6%
Average Length of Stay (b)	16.4	16.5	-0.7%	16.3	16.5	-1.2%
Revenue per Patient Day	$726	$712	2.0%	$726	$718	1.2%
EBITDA margin	26.8%	26.3%	50 bps	27.2%	27.3%	-10 bps

U.K. Same Facility Results (a,d)
Revenue	$236,353	$227,687	3.8%	$586,193	$565,950	3.6%
Patient Days	498,927	486,553	2.5%	1,248,253	1,220,082	2.3%
Admissions	2,342	2,288	2.4%	5,574	5,284	5.5%
Average Length of Stay (b)	213.0	212.7	0.2%	223.9	230.9	-3.0%
Revenue per Patient Day	$474	$468	1.2%	$470	$464	1.2%
EBITDA margin	21.4%	22.6%	-120 bps	22.0%	22.6%	-60 bps

U.S. Facility Results (c)
Revenue	$453,678	$427,417	6.1%	$1,355,315	$1,256,965	7.8%
Patient Days	621,648	596,717	4.2%	1,853,159	1,732,252	7.0%
Admissions	38,034	36,346	4.6%	114,515	105,621	8.4%
Average Length of Stay (b)	16.3	16.4	-0.4%	16.2	16.4	-1.3%
Revenue per Patient Day	$730	$716	1.9%	$731	$726	0.8%
EBITDA margin	26.2%	25.5%	70 bps	26.5%	26.6%	-10 bps

U.K. Facility Results (c,d)
Revenue	$263,036	$256,795	2.4%	$756,489	$656,448	15.2%
Patient Days	692,509	692,716	0.0%	2,048,424	1,784,618	14.8%
Admissions	2,622	2,618	0.2%	7,668	6,459	18.7%
Average Length of Stay (b)	264.1	264.6	-0.2%	267.1	276.3	-3.3%
Revenue per Patient Day	$380	$371	2.5%	$369	$368	0.4%
EBITDA margin	19.3%	21.0%	-170 bps	19.4%	20.9%	-150 bps

Total Facility Results (c,d)
Revenue	$716,714	$684,212	4.8%	$2,111,804	$1,913,413	10.4%
Patient Days	1,314,157	1,289,433	1.9%	3,901,583	3,516,870	10.9%
Admissions	40,656	38,964	4.3%	122,183	112,080	9.0%
Average Length of Stay (b)	32.3	33.1	-2.3%	31.9	31.4	1.8%
Revenue per Patient Day	$545	$531	2.8%	$541	$544	-0.5%
EBITDA margin	23.6%	23.8%	-20 bps	24.0%	24.7%	-70 bps

(a) Same-facility results for the periods presented exclude the 22 divested facilities in the U.K. that were sold on November 30, 2016, the elderly care division of our U.K. operations and other closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Total Facility results for the periods presented exclude the 22 divested facilities in the U.K. that were sold on November 30, 2016 and other closed services.
(d) Revenue and revenue per patient day for the three and nine months ended September 30, 2016 is adjusted to reflect the foreign currency exchange rate for the comparable period of 2017 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three and nine months ended September 30, 2016 is 1.309 and 1.275, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$45,618	$(117,808)	$130,206	$(35,675)
Net loss attributable to noncontrolling interests	(129)	(402)	(306)	(1,575)
Provision for income taxes	15,970	2,396	46,259	27,767
Interest expense, net	44,515	48,843	130,777	135,315
Depreciation and amortization	36,442	36,418	105,256	101,145
EBITDA	142,416	(30,553)	412,192	226,977

Adjustments:
Equity-based compensation expense (a)	4,175	7,145	19,007	20,989
Debt extinguishment costs (b)	-	3,411	810	3,411
Loss on divestiture (c)	-	174,739	-	174,739
Gain on foreign currency derivatives (d)	-	(15)	-	(523)
Transaction-related expenses (e)	5,665	1,111	18,836	33,483
Adjusted EBITDA	$152,256	$155,838	$450,845	$459,076

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except per share amounts)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$45,618	$(117,808)	$130,206	$(35,675)
Provision for income taxes	15,970	2,396	46,259	27,767
Income (loss) attributable to Acadia Healthcare Company, Inc. before income taxes	61,588	(115,412)	176,465	(7,908)

Adjustments to income:
Debt extinguishment costs (b)	-	3,411	810	3,411
Loss on divestiture (c)	-	174,739	-	174,739
Gain on foreign currency derivatives (d)	-	(15)	-	(523)
Transaction-related expenses (e)	5,665	1,111	18,836	33,483
Income tax provision reflecting tax effect of adjustments to income (f)	(17,015)	(13,916)	(48,773)	(44,298)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$50,238	$49,918	$147,338	$158,904

Weighted-average shares outstanding - diluted (g)	87,172	86,778	87,038	85,643

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.58	$0.58	$1.69	$1.86

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income (loss) attributable to noncontrolling interests, income tax provision, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, loss on divestiture, gain on foreign currency derivatives and transaction-related expenses. We define Adjusted income as net income (loss) adjusted for provision for income taxes, debt extinguishment costs, loss on divestiture, gain on foreign currency derivatives, transaction-related expenses and income tax provision reflecting tax effect of adjustments attributable to Acadia.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) For the three and nine months ended September 30, 2017 and 2016, represents debt extinguishment costs recorded in connection with the Amended and Restated Credit Agreement, including the discount and write-off of deferred financing costs.

(c) Loss on divesture in the U.K. includes an allocation of goodwill to the disposal groups of approximately $106.9 million, loss on the sale of properties of approximately $42.2 million and transaction-related expenses of approximately $25.6 million.

(d) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to (i) acquisitions in the U.K. and (ii) transfers of cash between the U.S. and U.K. under the Company’s cash management and foreign currency risk management programs.

(e) Represents transaction-related expenses incurred by Acadia related to acquisitions and integration efforts.

(f) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income based on tax rates of 25.3% and 21.8% for the three months ended September 30, 2017 and 2016, respectively, and 24.9% and 21.8% for the nine months ended September 30, 2017 and 2016, respectively. The adjusted income tax provision for the nine months ended September 30, 2017 excludes the impact of adopting ASU 2016-09 "Improvements to Employee Share-Based Payment Accounting” of approximately $1.7 million.

(g) For the three and nine months ended September 30, 2016, approximately 0.2 million and 0.3 million, respectively, of the outstanding restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the three and nine months ended September 30, 2016 causes such securities to be anti-dilutive.

CONTACT:
Acadia Healthcare Company, Inc.
Gretchen Hommrich, 615-861-6000
Director, Investor Relations